AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, is entered into as of February 7, 2007 (this “Agreement”), by and among Simmons Holdco, Inc., a Delaware corporation (“Parent”), Simmons Merger Company, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Simmons Company, a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, Parent, the Company and the Company’s shareholders intend for the Merger to be treated as an exchange that is governed, in part, by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the respective shareholders of the Company and Merger Sub have approved this Agreement and the Merger, on the terms and subject to the conditions provided for in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

The Merger

SECTION 1.1.  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time (as defined below) Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

SECTION 1.2.  Effective Time. On a date to be mutually agreed upon by the parties (the “Closing Date”), the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.3.  Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4.  Certificate of Incorporation and By-laws of the Surviving Corporation.

(a)  The certificate of incorporation of the Company, as amended and restated in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

(b)  The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

SECTION 1.5.  Directors and Officers of the Surviving Corporation.

(a)  The directors of the Company immediately prior to the Effective Time shall continue to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b)  The officers of the Company immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on the Capital Stock of the

Constituent Corporations; Exchange of Certificates; Company Stock Options

SECTION 2.1.  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”), or any shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”, and collectively with the Class A Common Stock, the “Company Common Stock”), or any shares of capital stock of Merger Sub:

(a)  Capital Stock of Merger Sub. Each issued and outstanding share of each class of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation.

(b)  Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)  Conversion Class A Common Stock.

(i)  Each issued and outstanding share of Class A Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive (A) one (1) validly issued, fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of Parent (“Parent Class A Stock”), and (B) $72.85 in cash.

(ii)  As of the Effective Time, all such shares of Class A Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Class A Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the consideration described in subparagraph (i) above (the “Merger Consideration”), and any declared or unpaid dividends or other distributions to which such holder is entitled on such shares, without interest.

(d)  Assumption of Equity Incentive Plan and Awards. Parent shall assume the Company’s Amended and Restated Equity Incentive Plan, dated November 30, 2006 (the “Plan”) pursuant to Section 13(b) of the Plan, and amend and restate the Plan in the form attached hereto as Exhibit B. Parent shall further assume (i) any options granted to purchase shares of Class B Common Stock under the Plan (the “Option Awards”) and pursuant to option agreements between the Company and employees or directors of the Company and its subsidiaries (the “Option Agreements”), and (ii) any restricted stock awards for Class B Common Stock issued under the Plan (“Restricted Stock Awards”) and pursuant to restricted stock agreements (“RSAs”) on the same terms and conditions set forth in such Option Agreements and RSAs as in effect immediately prior to the Effective Time; provided, however, that the shares of capital stock subject to the Option Awards and RSAs shall be substituted with an equal number of shares of Class B common stock, $0.01 par value, of Parent (“Parent Class B Stock,” and together with the Parent Class A Stock, the “Parent Stock”).

(e)  Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Company Common Stock issued and outstanding immediately prior to the Effective Time and which is held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be, in the case of Class A Common Stock, converted into or be exchangeable for the right to receive the Merger Consideration, or in the case of Class B Common Stock, be substituted pursuant to Section 2.1(d) above, (the “Dissenting Shares”), but instead in each case such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Company Common Stock shall thereupon be treated as if, in the case of Class A Common Stock, they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration, or in the case of Class B Common Stock, had been substituted pursuant to Section 2.1(d) above as of the Effective Time, for each such share of Company Common Stock, without any interest thereon.

SECTION 2.2.  Exchange of Certificates.

(a)  Exchange Procedures. Within ten (10) business days following the Closing Date, each holder of Company Common Stock shall surrender any certificate representing Company Common Stock for cancellation in the books and records of the Company, and Parent shall mail to each former holder of Company Common Stock a new certificate representing the shares of Parent Stock to which such holder is entitled under Sections 2.1(c) or (d) above.

(b)  Transfer Books; No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in respect of shares of Class A Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Class A Common Stock. At the Effective Time, upon the assumption of the Option Awards or RSAs and the substitution of the Parent Class B Stock, the recipients of the Option Awards or RSAs, as the case may be, shall cease to have any further rights with respect to the Class B Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Stock on the stock transfer books of the Surviving Corporation.

SECTION 2.3.  Withholding. Parent shall be entitled to deduct and withhold from the Merger Consideration, any such amounts as Parent is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder in respect of whom such deduction and withholding was made by Parent.

ARTICLE III

Miscellaneous

SECTION 3.1.  Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 3.2.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

SECTION 3.3.  Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SIMMONS HOLDCO, INC.

By:  /s/  William S. Creekmuir

Name:  William S. Creekmuir

Title:  Executive Vice President and Chief Financial Officer

SIMMONS MERGER COMPANY

By:  /s/  William S. Creekmuir

Name:  William S. Creekmuir

Title:  Executive Vice President and Chief Financial Officer

SIMMONS COMPANY

By:  /s/  William S. Creekmuir

Name:  William S. Creekmuir

Title:  Executive Vice President and Chief Financial Officer